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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest reported event): April 21, 2003
                                                          --------------


                                  NUWAY MEDICAL
                                 ---------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                  33-43423               65-0159115
           --------                  --------               ----------
State or other jurisdiction of   Commission File            IRS Employer
        incorporation               Number                Identification No.


           23461 SOUTH POINTE DRIVE, SUITE 200, LAGUNA HILLS, CA 92653
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (949) 454-9011
                                ----------------
               Registrant's telephone number, including area code

                                      NONE
                                     -----
          (Former name or former address, if changed since last report)

On March 26, 2003, NuWay Medical, Inc. (the "Registrant") filed a Current Report on Form 8-K to report a change in control. This Amendment 1 to Form 8-K amends
Item 1 on the current report filed March 26, 2003.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Pending approval of the shareholders of the Company, a change in the control of the Registrant may occur as a result of the following transaction.

         On March 26, 2003, New Millennium Capital Partners, LLC, an entity controlled and owned in part by the registrant's President Dennis C. Calvert ("New Millennium"), entered into an agreement to purchase a $1,120,000 note held by Summitt Ventures, Inc. due and payable by the registrant on June 15, 2003 (the "Summitt Note").

         As part of this same transaction, New Millennium purchased from shareholders Camden Holdings, Inc. and Summit Healthcare, Inc. 4,182,107 shares of NuWay Medical, Inc. common stock. This transaction closed on April 9, 2003.

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         The total purchase price for the transaction in which the stock and
Summitt Note were purchased was $900,000. Consideration was provided via a promissory note executed by New Millennium (the "New Millennium Note") dated December 31, 2002 and secured by the stock sold in the transaction and any shares held by Dennis Calvert. The seller required the purchaser of the Summitt Note convert the Summitt Note to restricted common stock of the registrant at the time of acquisition.

         The Board of Directors of the Registrant voted on March 26, 2003 to convert the New Millennium Note to restricted stock in the company at a 37.5% discount to current market price. The common stock to be issued pursuant to the conversion is subject to the holding period required by Rule 144. Given the concerns raised by Nasdaq that the issuance pursuant to this conversion would violate Nasdaq Marketplace Rules unless shareholder approval of the conversion is obtained by the Registrant, the Registrant has not issued the subject shares to New Millennium. The Board has placed approval of the conversion and issuance of shares that would constitute a change in control on the agenda for the Registrant's next meeting of shareholders. The Registrant expects this meeting to take place within 90 days.

         As a result of the above-described transaction, no additional shares have been issued to Mr. Calvert, who now owns approximately 15.4% of the common stock of the registrant.

         Security Ownership of Certain Beneficial Owners and Management

            The following table sets forth information regarding the beneficial ownership of shares of the registrant's common stock as of April 22, 2003 by (i) all stockholders known to the registrant to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors and executive officers of the registrant, individually and as a group:

------------------ ----------------------------------------------- ------------------------ -----------------
 Title of Class       Name and Address of Beneficial Owner(1)       Amount and Nature of    Percent of Class
                                                                   Beneficial Ownership(2)
------------------ ----------------------------------------------- ------------------------ -----------------
                                  Dennis Calvert
     Common                 23461 S. Pointe Dr. Ste. 200                  4,782,107              15.4%
                               Laguna Hills, CA 92653
------------------ ----------------------------------------------- ------------------------ -----------------
                                   Joe Provenzano
     Common                 23461 S. Pointe Dr. Ste. 200                  2,224,936               7.2%
                               Laguna Hills, CA 92653
------------------ ----------------------------------------------- ------------------------ -----------------
                                   Steve Harrison
     Common                 23461 S. Pointe Dr. Ste. 200                   622,043                2.0%
                               Laguna Hills, CA 92653
------------------ ----------------------------------------------- ------------------------ -----------------

(1) Except as noted in any footnotes below, if any, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) Other than as footnoted below, if any, none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations. The amount owned is based on issued common stock, as well as stock options, which are currently exercisable.

ITEM  7.  Financial  Statements  and  Exhibits

(a) Financial Statements of Businesses Acquired Not Applicable

(b) Pro Forma Financial Information Not Applicable

(c) Exhibits

4.0 Promissory Note dated July 16, 2002, between NuWay Medical, Inc. and Summitt Ventures, Inc.

4.1 Promissory Note dated December 31, 2002, between New Millennium Capital Partners, LLC and Camden Holdings, Inc., Summit Healthcare, Inc., and Summitt Ventures, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 30, 2003                NUWAY MEDICAL, INC.

                                       By:  /s/  Dennis Calvert
                                       --------------------------
                                       Dennis Calvert, President







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